Exhibit 99.2

FOR IMMEDIATE RELEASE

UNION ACQUISITION CORP. II ANNOUNCES CLOSING OF $200 MILLION

INITIAL PUBLIC OFFERING

New York, NY, October 22, 2019 – Union Acquisition Corp. II (NASDAQ: LATNU) (the “Company”) announced today that it closed its initial public offering of 20,000,000 units, including 2,500,000 units subject to the underwriters’ over-allotment option, at $10.00 per unit. The offering was priced at $10.00 per unit, resulting in gross proceeds of $200,000,000.

The Company’s units began trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “LATNU” on October 18, 2019. Each unit consists of one ordinary and one redeemable warrant with each warrant entitling the holder to purchase one ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be traded on Nasdaq under the symbols “LATN” and “LATNW”, respectively.

Cantor Fitzgerald & Co. acted as the sole book-running manager of the offering. EXOS Securities, LLC and Arcadia Securities, LLC acted as co-managers.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $200,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 22, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

Graubard Miller acted as counsel to the Company and Ellenoff Grossman & Schole LLP acted as counsel to the underwriters.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022; Email: prospectus@cantor.com. Copies of the prospectus can also be accessed through the SEC’s website at www.sec.gov.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission on October 17, 2019.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Union Acquisition Corp. II

Union Acquisition Corp. II, led by Juan Sartori and Kyle Bransfield, is a Cayman Islands exempted company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company intends to focus its search for a target business located in Latin America.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

Kyle P. Bransfield
Chief Executive Officer

Union Acquisition Corp. II

(212) 981-0630